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                                                                     EXHIBIT 2.1

                   CERTIFICATE OF CONVERSION TO BUSINESS TRUST
                                       OF
                         FLEET CREDIT CARD FUNDING, LLC
                                       TO
                         FLEET CREDIT CARD FUNDING TRUST

                  This Certificate of Conversion to Business Trust, dated as of March 28, 2002, has been duly executed and is being filed by the undersigned, as trustees, to convert Fleet Credit Card Funding, LLC, a Delaware limited liability company (the "Other Entity"), to Fleet Credit Card Funding Trust, a Delaware business trust (the "Trust"), under the Delaware Business Trust Act (12 Del. C. "3801, et seq.).

         1. The Other Entity was first formed on November 15, 2001. The jurisdiction of the Other Entity at the time it was first formed was Delaware.

         2. The Other Entity's name immediately prior to the filing of this Certificate of Conversion to Business Trust was Fleet Credit Card Funding, LLC.

         3. The name of the Trust as set forth in its certificate of trust is Fleet Credit Card Funding Trust.

         4. The conversion of the Other Entity to the Trust shall be effective upon the filing of this Certificate of Conversion to Business Trust and a certificate of trust with the Secretary of State of the State of Delaware.



                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Conversion to Business Trust as of the date first-above written.

                                       WILMINGTON TRUST COMPANY,
                                       as trustee

                                       By:      /s/ Kathleen A. Pedelini
                                          --------------------------------
                                          Name: Kathleen A. Pedelini
                                          Title: Administrative Account Manager


                                       /s/ John Rodehorst
                                       -----------------------------------------
                                       John Rodehorst

                                       /s/ Jeffrey Lipson
                                       -----------------------------------------
                                       Jeffrey Lipson

                                       /s/ Paul V. Stahlin
                                       -----------------------------------------
                                       Paul V. Stahlin

                                       /s/ Jaspreet Mann
                                       -----------------------------------------
                                       Jaspreet Mann

                                       /s/ Benjamin B. Abedine
                                       -----------------------------------------
                                       Benjamin B. Abedine

                                       /s/ Albert J. Fioravanti
                                       -----------------------------------------
                                       Albert J. Fioravanti